EXHIBIT 99.1

NEWS RELEASE FROM...

Reading & Bates Corporation          Falcon Drilling Company, Inc.
901 Threadneedle, Suite 200          1900 West Loop South, Suite 1800
Houston, Texas 77079                 Houston, Texas 77027
Telephone: 281/496-5000              Tel: 713/623-8984

FOR IMMEDIATE RELEASE
DECEMBER 23, 1997

            READING & BATES AND FALCON DRILLING ANNOUNCE
                   SHAREHOLDER APPROVAL OF MERGER

Houston, Texas - Reading & Bates Corporation (NYSE: RB) and Falcon Drilling Company, Inc. (NYSE: FLC) announced that on December 23, 1997, the shareholders of both companies approved the business combination of the companies. The combination will become effective on December 31, 1997, at which time Reading & Bates and Falcon will become wholly owned subsidiaries of R&B Falcon Corporation. Shares of R&B Falcon Corporation will begin trading on January 2, 1998, under the symbol "FLC".

R&B Falcon Corporation will operate the world's largest fleet of marine-based drilling rigs for the international oil and gas industry. The combined rig fleet includes twelve drillships (including seven under construction), eleven semisubmersible rigs, a floating production vessel, twenty-six jackup rigs, three submersible rigs, two tender rigs and fifty-five barge drilling and workover rigs. Including units committed under long-term contract, but not yet in service, R&B Falcon will actively market ninety-six of these units in the offshore and inland waters worldwide. R&B Falcon will also operate an inland marine towing and service business.

For more information contact:
Charles R. Ofner at Reading & Bates Corporation (281) 496-5000
Robert F. Fulton at Falcon Drilling Company (713) 623-8984